AMENDMENT NO. 7 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 7 TO FUND PARTICIPATION AGREEMENT is made as of this 1st day of December, 2011, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. (the “Fund”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the “Adviser”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated October 26, 1996, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	The first paragraph of the Agreement is deleted in its entirety and restated as follows:

“THIS AGREEMENT, made and entered into as of this 23rd day of October, 1996 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate accounts described in Schedule A (the “Account(s)”); American

Century Variable Portfolios, Inc., a corporation organized under the laws of Maryland (hereinafter, the “Fund”); and American Century Investment Management, Inc., a Delaware corporation (hereinafter, the “Adviser”) and American Century Investment Services, Inc., a Missouri Corporation (the “Distributor”) (collectively, the “Parties”).

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 1st day of December, 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice President
Date: 12/12/11

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

By its authorized officer,

By:	/s/ Janet A. Nash
Name: Janet A. Nash
Title: Vice President
Date: 12/5/11

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By its authorized officer,

By:	/s/ Otis H. Cowan
Name: Otis H. Cowan
Title: Vice President
Date: 12/5/11

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By its authorized officer,

By:	/s/ Cindy A. Johnson
Name: Cindy A. Johnson
Title: Vice President, National Accounts
Date: 12/5/11

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Authorized Funds

Class I Funds	Class	Administrative Service Reimbursement Fee	12b1 Fee	Total Fee
VP Balanced	Class I	30	n/a	30
VP Capital Appreciation	Class I	30	n/a	30
VP Income & Growth	Class I	28	n/a	28
VP Inflation Protection	Class I	5	n/a	5
VP International	Class I	30	n/a	30
VP Large Company Value	Class I	30	n/a	30
VP Mid Cap Value	Class I	30	n/a	30
VP Ultra	Class I	30	n/a	30
VP Value	Class I	30	n/a	30
VP Vista	Class I	30	n/a	30

Class II Funds	Class	Administrative Service Reimbursement Fee	12b1 Fee	Total Fee
VP Income & Growth	Class II	10	25	35
VP Inflation Protection	Class II	5	25	30
VP International	Class II	15	25	40
VP Large Company Value	Class II	15	25	40
VP Mid Cap Value	Class II	15	25	40
VP Ultra	Class II	15	25	40
VP Value	Class II	15	25	40
VP Vista	Class II	15	25	40